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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 9, 1997

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                        BROWNING-FERRIS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

       1-6805                                             74-1673682
(Commission File Number)                      (IRS Employer Identification No.)

                         757 N. Eldridge, Houston, Texas               77079
                     (Address of principal executive offices)        (Zip Code)


                                 (281) 870-8100
              (Registrant's telephone number, including area code)




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Item 5.  Other Events.

         On October 9, 1997, Browning-Ferris Industries, Inc. (the "Company") issued a press release announcing the final results of its Dutch auction tender offer, which expired at 12:00 midnight, New York City time, on Wednesday, October 1, 1997. Pursuant to the offer, the Company accepted for payment 15 million shares at a price of $39.00 per share, which is the purchase price for the offer. The offer was oversubscribed, with approximately 33.8 million shares properly tendered and not withdrawn at or below the purchase price. Nearly 10 million of these shares were tendered on an "all-or-none" conditional basis and were not purchased, affecting the preliminary proration factor provided by the depositary, First Chicago Trust Company of New York. The final proration factor for the offer is 63 per cent and applies to all shares tendered, except "odd lot" shares.

         A copy of the press release is filed herewith as an exhibit and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

            No financial statements or pro forma financial information are required to be filed as a part of this report. The exhibit filed as part of this report is listed in the Exhibit Index hereto.





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                                   SIGNATURES

                             ----------------------

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BROWNING-FERRIS INDUSTRIES, INC.



                                        By:      /s/ Jeffrey E. Curtiss
                                           -----------------------------------
Dated:  October 13, 1997                   Jeffrey E. Curtiss
                                           Senior Vice President
                                           and Chief Financial Officer





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                        BROWNING-FERRIS INDUSTRIES, INC.

                                 EXHIBIT INDEX

                             Number and Description

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99.1  News release dated October 9, 1997 issued by Browning-Ferris Industries,
      Inc.





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